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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)           September 10, 2008

Vital Images, Inc.

(Exact name of registrant as specified in its charter)

Minnesota	0-22229	41-1321776
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

5850 Opus Parkway, Suite 300, Minnetonka, Minnesota	55343
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code             (952) 487-9500

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02               Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b)          On September 10, 2008, Vital Images, Inc. (the “Company”) and Susan A. Wood, Ph.D., its Executive Vice President for Marketing, agreed that Dr. Wood would resign from her position, effective December 4, 2008.  Dr. Wood’s resignation is not the result of any disagreement with the Company, known to an executive officer of the Company, on any matter relating to the Company’s operations, policies or practices.

In connection with Dr. Wood’s resignation, the Company entered into a Separation Agreement (the “Agreement”) with Dr. Wood providing for the following:

Continuing Services.  Dr. Wood will remain on the Company’s payroll through December 4, 2008 (the “Separation Date”) to provide transition services.

Severance Pay.  Dr. Wood is entitled to a severance payment in the amount of $185,050, less applicable taxes and withholdings, payable in a lump sum on the Company’s first regular payroll date after the expiration of any applicable rescission periods following the Separation Date.

Non Compete Clause.  Dr. Wood has agreed, for 6 months after the Separation Date, not to directly or indirectly, and regardless of whether Dr. Wood is acting as owner, partner, stockholder, employee, broker, agent, principal, trustee, corporate officer, director, consultant or in any other capacity, (1) develop, market, or distribute any products competitive with the Company’s products, with the exception of computer-aided detection or computer-aided diagnosis products, or (2) provide services for any person or entity that is developing, marketing or distributing products competitive with the Company’s products, with the exception of computer-aided detection or computer-aided diagnosis products, provided, however, that Dr. Wood may hold for passive investment purposes up to 1% of any class of stock or other securities of a publicly held company with products that are competitive with the Company’s products.  For 18 months following the Separation Date, Dr. Wood also has agreed not to, directly or indirectly, solicit customers of the Company, with the exception of computer-aided detection or computer-aided diagnosis products, or solicit employees of the Company.

The foregoing is a summary description of the terms of the Agreement, which the Company expects to file as an exhibit to its Quarterly Report on Form 10-Q for the quarter ended September 30, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Vital Images, Inc.

Date: September 11, 2008.

By	/s/ Michael H. Carrel
Michael H. Carrel
President and Chief Executive Officer
(Principal Executive Officer)